FOR RELEASE ON OR AFTER:      July 31, 2012
CONTACT:                             John Perino, VP Investor Relations
           608-361-7501
           john.perino@regalbeloit.com

Regal Beloit Corporation Announces Second Quarter 2012 Financial Results

•	Record Second Quarter Sales of $864 Million

•	Record Diluted EPS of $1.49

•	Strong Net Cash Provided By Operating Activities of $136 Million

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC) today reported financial results for the second quarter ended June 30, 2012.  Net sales of $863.9 million increased 26.7% compared to $681.8 million for the second quarter of 2011.  Diluted earnings per share were $1.49 for the second quarter of 2012 compared to diluted earnings per share of $0.88 for the second quarter of 2011.

 “Regal delivered another strong quarter driven by continued growth in our North American commercial and industrial, mechanical and global Unico businesses” commented Mr. Mark Gliebe, Chairman and Chief Executive Officer. “Our diverse operations delivered sales and earnings growth in spite of continued headwinds in our HVAC, European, and Asian based businesses as well as the negative impact of foreign currency on revenues.  With our continued focus on working capital management, we delivered strong free cash flow as a percentage of net income of 177% in the second quarter of 2012,” continued Mr. Gliebe.

Adjusted diluted earnings per share* were $1.50 for the second quarter of 2012, after adding $0.01 of restructuring charges for announced plant closures to generate the EPC synergies. This compares to adjusted diluted earnings per share of $1.38 in the second quarter of 2011 after adding the impact of $0.06 from the EPC acquisition costs and $0.44 from the previously disclosed warranty expense item. The following table summarizes the items listed above and the impact on the Company’s adjusted diluted earnings per share for the periods presented.

	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
GAAP Diluted Earnings Per Share	$1.49	$0.88	$2.65	$1.87
EPC Acquisition Costs	-	0.06	-	0.18
2Q 2011 Warranty Expense Item	-	0.44	-	0.44
Restructuring Costs	0.01	-	0.01	-
Gain on Disposal of Real Estate	-	-	(0.02)	-
Adjusted Diluted Earnings Per Share	$1.50	$1.38	$2.64	$2.49

* This earnings release includes non-GAAP financial measures. Schedules that reconcile these non-GAAP financial measures to the most comparable GAAP figures are included with this earnings release.

NET SALES	(In millions)
	Three Months Ended			Six Months Ended
	June 30,	July 2,	%	June 30,	July 2,	%
	2012	2011	Change	2012	2011	Change
Net Sales	$863.9	$681.8	26.7%	$1,671.8	$1,344.4	24.4%

Net Sales by Segment:
Electrical segment	783.6	611.3	28.2%	1,515.0	1,205.6	25.7%
Mechanical segment	80.3	70.5	13.9%	156.8	138.8	13.0%

Electrical segment net sales in the second quarter 2012 included $212.6 million from the businesses acquired within the last twelve months (“acquired businesses”).  Excluding the acquired businesses, electrical segment net sales declined 6.6% as a result of declining net sales in our HVAC, European, and Asian businesses.  North American residential HVAC motor net sales declined 11.9%, primarily from the adverse impact of the R22 dry ship conversion.  North American commercial and industrial motor net sales increased 1.3% for the second quarter 2012 compared to the second quarter of 2011, adjusting for the divested business.

Mechanical segment net sales for the second quarter 2012 included $12.5 million from the acquired business.  Excluding the impact of the acquired and divested businesses, Mechanical segment sales in North America increased 9.1%, which helped offset weakness in Mechanical segment sales in Europe and Asia.

Second quarter 2012 net sales to regions outside the United States increased 9.5% compared to second quarter 2011 and represented 31.7% of total net sales.  Sales of high efficiency products were 20.2% of net sales in the second quarter 2012.  The impact of foreign currency exchange rates decreased total net sales by 2.1% for the second quarter 2012 compared to the second quarter 2011.

GROSS PROFIT	(In millions)
	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Gross Profit	$220.1	$150.7	$417.7	$315.5
As a percentage of net sales	25.5%	22.1%	25.0%	23.5%

Gross Profit
Electrical segment	$197.3	$130.3	$376.1	$275.9
As a percentage of net sales	25.2%	21.3%	24.8%	22.9%
Mechanical segment	$22.8	20.4	$41.6	$39.6
As a percentage of net sales	28.4%	28.9%	26.5%	28.5%

The second quarter 2011 gross profit included the previously disclosed warranty expense item of $28.0 million.  That expense item was reflected in the Electrical segment cost of sales.

OPERATING EXPENSES	(In millions)
	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Operating Expenses	$116.8	$95.9	$235.3	$196.6
As a percentage of net sales	13.5%	14.1%	14.1%	14.6%

Operating Expenses by Segment:
Electrical segment	$105.8	$85.4	$215.3	$175.5
As a percentage of net sales	13.5%	14.0%	14.2%	14.6%
Mechanical segment	$11.0	$10.5	$20.0	$21.1
As a percentage of net sales	13.8%	14.9%	12.8%	15.2%

Electrical segment operating expenses for the second quarter included an incremental $22.2 million from the acquired businesses.  Acquisition related expenses in the second quarter 2012 were minimal in the Electrical segment, while second quarter 2011 included $3.5 million of acquisition related expenses. Mechanical segment operating expenses for the second quarter included an incremental $1.2 million from the acquired businesses.

INCOME FROM OPERATIONS	(In millions)
	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Income from Operations	$103.3	$54.8	$182.4	$118.9
As a percentage of net sales	12.0%	8.0%	10.9%	8.9%

Income from Operations by Segment:
Electrical segment	$91.5	$44.9	$160.9	$100.4
As a percentage of net sales	11.7%	7.4%	10.6%	8.3%
Mechanical segment	$11.8	$9.9	$21.5	$18.5
As a percentage of net sales	14.7%	14.0%	13.7%	13.3%

The effective tax rate for the second quarter 2012 was 30.5% compared to 28.6% for the second quarter 2011 driven primarily by the mix of global taxable earnings.  Interest expense increased $6.4 million as compared to second quarter 2011 primarily as a result of additional borrowings to fund the EPC and Milwaukee Gear acquisitions.

Net cash provided by operating activities was $135.9 million, an increase of $82.5 million from the prior year.  Cash flow from operations was used to fund capital expenditures, pay dividends, and reduce debt.

 “As we enter the third quarter, we are seeing uncertainty in the macro-economic environment, which could result in softer demand in our mid and late cycle businesses.   Additionally, we expect to see a negative impact on sales and profits from the impact of foreign currency translation.  However, in the third quarter we expect year over year growth in our HVAC business, benefiting from the warmer summer and the declining impact of the R22 conversion, as well as continued growth in our Unico business,” commented Mr. Gliebe.

“We recently announced steps to simplify our manufacturing operations and reduce our global footprint.  By the middle of 2013 we will close four plants in the Juarez, Mexico region and exit three warehouses in the United States. These actions will deliver a key part of the synergy savings we committed to in connection with the EPC acquisition.”

“Including $0.10 of anticipated expense from these restructuring activities, our earnings guidance for the third quarter of 2012 is $1.22 to $1.30 per share.  Excluding the $0.10 of restructuring expense, our adjusted EPS guidance is $1.32 to $1.40,” continued Mr. Gliebe.

Regal will hold a conference call at 9:00 AM CDT (10:00 AM EDT) on Wednesday, August 1, 2012, to discuss the earnings release.  To listen to the call and view the presentation slides via the internet, please go to http://www.regalbeloit.com/ or at: http://www.videonewswire.com/event.asp?id=88159.  Individuals who would like to participate by phone should dial 866-524-3160, referencing Regal.  International callers should dial 412-317-6760, referencing Regal.

A telephone replay of the call will be available through October 29, 2012, at 877-344-7529, conference ID 10016127.  International callers should call 412-317-0088 using the same conference ID.  A webcast replay will be available until October 29, 2012, and can be accessed at http://www.regalbeloit.com/rbceventspresentations.htm or at
http://www.videonewswire.com/event.asp?id=88159

Regal Beloit Corporation is a leading manufacturer of electric motors, mechanical and electrical motion controls and power generation products serving markets throughout the world.  Regal Beloit is headquartered in Beloit, Wisconsin, and has manufacturing, sales and service facilities throughout the United States, Canada, Mexico, Europe and Asia.  Regal Beloit’s common stock is a component of the S&P Mid Cap 400 Index and the Russell 2000 Index.

CAUTIONARY STATEMENT

The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements.  Forward-looking statements represent our management’s judgment regarding future events.  In many cases, you can identify forward-looking statements by terminology such as “may,” “will,”  “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words.  Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, power generation and mechanical motion control industries; our ability to develop new products based on technological innovation and the marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; issues and costs arising from the integration of acquired companies and businesses, including the timing and impact of purchase accounting adjustments; unanticipated costs or expenses we may incur related to product warranty issues; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; increases in our overall debt levels as a result of acquisitions or otherwise and our ability to repay principal and interest on our outstanding debt; product liability and other litigation, or the failure of our products to perform as anticipated, particularly in high volume applications; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control; unanticipated liabilities of acquired businesses; cyclical downturns affecting the global market for capital goods; difficulties associated with managing foreign operations; and other risks and uncertainties including but not limited to those described in Item 1A-Risk Factors of the Company’s Annual Report on Form 10-K filed on February 29, 2012  and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.  The forward-looking statements included in this presentation are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
Unaudited
(Dollars in Millions, Except Cash Dividends Declared and Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011
Net Sales	$863.9	$681.8	$1,671.8	$1,344.4
Cost of Sales	643.8	531.1	1,254.1	1,028.9
Gross Profit	220.1	150.7	417.7	315.5
Operating Expenses	116.8	95.9	235.3	196.6
Income From Operations	103.3	54.8	182.4	118.9
Interest Expense	11.2	4.8	23.0	9.9
Interest Income	0.4	0.4	0.8	0.7
Income Before Taxes & Noncontrolling Interests	92.5	50.4	160.2	109.7
Provision For Income Taxes	28.2	14.4	46.0	32.9
Net Income	64.3	36.0	114.2	76.8
Less: Net Income Attributable to Noncontrolling Interests, net of tax	1.6	1.7	2.8	3.6
Net Income Attributable to Regal Beloit Corporation	$62.7	$34.3	$111.4	$73.2
Earnings Per Share Attributable to Regal Beloit Corporation:
Basic	$1.50	$0.89	$2.68	$1.89
Assuming Dilution	$1.49	$0.88	$2.65	$1.87
Cash Dividends Declared	$0.19	$0.18	$0.37	$0.35
Weighted Average Number of Shares Outstanding (in millions):
Basic	41.7	38.7	41.6	38.6
Assuming Dilution	42.0	39.2	42.0	39.2

SEGMENT INFORMATION
Unaudited
(Dollars in Millions)
	Electrical Segment		Mechanical Segment
	Three Months Ended		Three Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Net Sales	$783.6	$611.3	$80.3	$70.5
Income from Operations	91.5	44.9	11.8	9.9

	Electrical Segment		Mechanical Segment
	Six Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Net Sales	$1,515.0	$1,205.6	$156.8	$138.8
Income from Operations	160.9	100.4	21.5	18.5

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
	(Unaudited)
	June 30,	December 31,
	2012	2011
ASSETS
Current Assets:
Cash and Cash Equivalents	$190.9	$142.6
Trade Receivables, less Allowances of $12.3 million in 2012 and $13.6 million in 2011	525.0	424.2
Inventories	583.9	575.8
Prepaid Expenses and Other Current Assets	86.5	99.9
Deferred Income Tax Benefits	51.0	48.6
Total Current Assets	1,437.3	1,291.1

Property, Plant, Equipment and Noncurrent Assets	2,026.2	1,975.4
Total Assets	$3,463.5	$3,266.5
LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$341.7	$249.4
Other Accrued Expenses	264.0	265.1
Current Maturities of Debt	11.1	10.0
Total Current Liabilities	616.8	524.5

Long-Term Debt	899.8	909.2
Other Noncurrent Liabilities	256.1	256.4
Equity:
Total Regal Beloit Corporation Shareholders' Equity	1,647.9	1,535.9
Noncontrolling Interests	42.9	40.5
Total Equity	1,690.8	1,576.4
Total Liabilities and Equity	$3,463.5	$3,266.5

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended		Six Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$64.3	$36.0	$114.2	$76.8
Adjustments to reconcile net income and changes in assets and liabilities (net of acquisitions) to net cash provided by operating activities:
Depreciation and amortization	32.2	22.0	63.1	43.6
Excess tax benefits from share-based compensation	(0.3)	(0.6)	(0.9)	(1.0)
(Gain) loss on disposition of property, net	(0.1)	0.3	(1.4)	0.5
Share-based compensation expense	2.4	4.4	4.5	6.2
Change in assets and liabilities	37.4	(8.7)	24.9	(16.5)
Net cash provided by operating activities	135.9	53.4	204.4	109.6

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant, and equipment	(25.0)	(10.8)	(44.8)	(38.5)
Sales of investment securities	-	-	-	56.0
Business acquisitions, net of cash acquired	(2.3)	(13.5)	(95.3)	(22.1)
Grants received for capital expenditures	2.4		2.4	-
Proceeds from sale of assets	0.4	0.2	2.7	0.2
Net cash provided by (used in) investing activities	(24.5)	(24.1)	(135.0)	(4.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	75.5	-	231.0	-
Repayments under revolving credit facility	(146.5)	-	(240.0)	-
Net proceeds (repayments) of short-term borrowings	(4.3)	(7.7)	0.8	5.1
Repayments of long-term debt	-	-	(0.1)	(0.1)
Dividends paid to shareholders	(7.5)	(6.6)	(15.0)	(13.1)
Proceeds from the exercise of stock options	0.4	1.2	2.1	1.8
Excess tax benefits from share-based compensation	0.3	0.6	0.9	1.0
Financing fee paid	-	(1.9)	-	(1.9)
Net cash used in financing activities	(82.1)	(14.4)	(20.3)	(7.2)

EFFECT OF EXCHANGE RATES ON CASH	(2.6)	1.0	(0.8)	2.8

Net increase in cash and cash equivalents	26.7	15.9	48.3	100.8
Cash and cash equivalents at beginning of period	164.2	259.4	142.6	174.5
Cash and cash equivalents at end of period	$190.9	$275.3	$190.9	$275.3

NON-GAAP MEASURES

Unaudited

(Dollars in Millions Except Per Share Data)

We prepare financial statements in accordance with accounting principles generally accepted in the United States (GAAP).  We also disclose adjusted diluted earnings per share (EPS), adjusted gross profit, adjusted gross profit as a percentage of net sales, free cash flow and free cash flow as a percentage of net income attributable to Regal Beloit Corporation (collectively, “non-GAAP financial measures”). We use these measures in our internal performance reporting and for reports to the Board of Directors.  We also periodically disclose certain of these measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events. We believe that these non-GAAP financial measures are useful measures for providing investors with additional insight into our operating performance. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.  Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment.

	Three Months Ended		Six Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011
GAAP Net Cash Provided by Operating Activities	$135.9	$53.4	$204.4	$109.6
Additions to Property Plant and Equipment	(25.0)	(10.8)	(44.8)	(38.5)
Free Cash Flow	$110.9	$42.6	$159.6	$71.1
Free Cash Flow as a Percentage of Net Income Attributable to Regal Beloit	176.9%	124.2%	143.3%	97.1%

	Three Months Ended		Six Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011
GAAP Gross Profit	$220.1	$150.7	$417.7	$315.5
Restructuring Costs	0.5	-	0.5	-
2Q 2011 Warranty Expense Item	-	28.0	-	28.0
Adjusted Gross Profit	$220.6	$178.7	$418.2	$343.5

Adjusted Gross Profit as a Percentage of Net Sales	25.5%	26.2%	25.0%	25.6%

	Three Months Ended		Six Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011
GAAP Diluted Earnings Per Share	$1.49	$0.88	$2.65	$1.87
EPC Acquisition Costs	-	0.06	-	0.18
2Q 2011 Warranty Expense Item	-	0.44	-	0.44
Restructuring Costs	0.01	-	0.01	-
Gain on Disposal of Real Estate	-	-	(0.02)	-
Adjusted Diluted Earnings Per Share	$1.50	$1.38	$2.64	$2.49